                                                                      Exhibit 16

INVESTMENT PERFORMANCE -- EATON VANCE HIGH INCOME FUND - CLASS B SHARES

The table below indicates the total return (capital changes plus reinvestment of all distributions) on a hypothetical investment of
$1,000 in the Fund covering the 1, 5, and 10 year periods ended March 31, 1998.


                                         VALUE OF A $1,000 INVESTMENT


                                  VALUE OF       VALUE OF
                                INVESTMENT     INVESTMENT          TOTAL RETURN              TOTAL RETURN
INVESTMENT        INVESTMENT    BEFORE CDSC    AFTER CDSC     BEFORE DEDUCTING CDSC     AFTER DEDUCTING CDSC
PERIOD            DATE          ON 03/31/98    ON 03/31/98    CUMULATIVE  ANNUALIZED    CUMULATIVE  ANNUALIZED
------            ----          -----------    -----------    ----------  ----------    ----------  ----------

10 YEARS ENDED
03/31/98          03/31/88      $2,673.14      $2,673.14      167.31%     10.33%       167.31%      10.33%

5 YEARS ENDED
03/31/98          03/31/93      $1,712.59      $1,692.59      71.26%      11.36%        69.26%      11.10%

1 YEAR ENDED
03/31/98          03/31/97      $1,205.88      $1,155.88      20.59%      20.59%        15.59%      15.59%

Average annual total return is calculated using the following formula:

                                    n
                              P(1+T)  =  ERV

            where  P    =  an initial investment of $1,000
                   T    =  average annual total return
                   n    =  number of years
                   ERV  =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC *

Cumulative total return is calculated using the following formula:

                               T = ( ERV / P ) - 1

            where  T    =  cumulative total return including the maximum sales charge
                   ERV  =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC **
                   P    =  an initial investment of $1,000


 *  The average annual total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.

**  The cumulative total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.

                     EATON VANCE HIGH INCOME FUND - CLASS B
                            30-DAY YIELD CALCULATIONS



              For the 30 days ended 3/31/98:

              Interest Income Earned:                          $5,331,986
Plus          Dividend Income Earned:
                                                               ----------
Equal         Gross Income:                                    $5,331,986

Minus         Expenses:                                        $1,006,815
                                                               ----------
Equal         Net Investment Income:                           $4,325,171

Divided by    Average daily number of shares
              outstanding that were entitled
              to receive dividends:                            86,346,759
                                                               ----------
Equal         Net Investment Income Earned Per Share:             $0.0501

              Net Asset Value Per Share 3/31/98:                    $8.03

              30 Day Yield*:                                        7.60%

INVESTMENT PERFORMANCE -- EATON VANCE HIGH INCOME FUND - CLASS C SHARES

The table below indicates the total return (capital changes plus reinvestment of all distributions) on a hypothetical investment of
$1,000 in the Fund covering the 1, 5, and 10 year periods ended March 31, 1998.  Total return for the period prior to the
Fund's commencement of operations is for the Portfolio (or its predecessor) adjusted for the Fund's sales charge.

                                         VALUE OF A $1,000 INVESTMENT


                                  VALUE OF       VALUE OF
                                INVESTMENT     INVESTMENT          TOTAL RETURN              TOTAL RETURN
INVESTMENT        INVESTMENT    BEFORE CDSC    AFTER CDSC     BEFORE DEDUCTING CDSC     AFTER DEDUCTING CDSC
PERIOD            DATE          ON 03/31/98    ON 03/31/98    CUMULATIVE  ANNUALIZED    CUMULATIVE  ANNUALIZED
------            ----          -----------    -----------    ----------  ----------    ----------  ----------

10 YEARS ENDED
03/31/98          03/31/88      $2,628.30      $2,628.30      162.83%     10.15%       162.83%      10.15%

5 YEARS ENDED
03/31/98          03/31/93      $1,683.92      $1,683.92      68.39%      10.99%        68.39%      10.99%

1 YEAR ENDED
03/31/98          03/31/97      $1,201.92      $1,191.92      20.19%      20.19%        19.19%      19.19%


Average annual total return is calculated using the following formula:

                                    n
                              P(1+T)  =  ERV

            where  P    =  an initial investment of $1,000
                   T    =  average annual total return
                   n    =  number of years
                   ERV  =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC *


Cumulative total return is calculated using the following formula:

                               T = ( ERV / P ) - 1

            where  T    =  cumulative total return including the maximum sales charge
                   ERV  =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC **
                   P    =  an initial investment of $1,000


 *  The average annual total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.

**  The cumulative total return not including the CDSC is calculated based on the ending investment value before deducting the CDSC.

                     EATON VANCE HIGH INCOME FUND - CLASS C
                            30-DAY YIELD CALCULATIONS



                For the 30 days ended 3/31/98:

                Interest Income Earned:                              $249,749
Plus            Dividend Income Earned:
                                                                    ---------
Equal           Gross Income:                                        $249,749

Minus           Expenses:                                             $83,784
                                                                    ---------
Equal           Net Investment Income:                               $165,965

Divided by      Average daily number of shares
                outstanding that were entitled
                to receive dividends:                               3,025,575
                                                                    ---------
Equal           Net Investment Income Earned Per Share:               $0.0549

                Net Asset Value Per Share 3/31/98:                     $10.74

                30 Day Yield*:                                          6.21%